Exhibit 99.1

NUVERRA AND XTO AGREE TO END

McKENZIE COUNTY WATER GATHERING AGREEMENT

SCOTTSDALE, Ariz. (Dec. 23, 2015) – Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra” or the “Company”) announced today that it has mutually agreed with XTO Energy Inc. (“XTO”) to terminate its contract for water-related midstream services in McKenzie County, North Dakota, due to the dramatic change in market conditions since the contract was executed in November 2014.

Mark Johnsrud, Chairman of the Board and Chief Executive Officer, said, “With current low oil prices and substantially reduced drilling activities, there is significant uncertainty regarding customer activities in 2016. Because of these and other factors, we were compelled to end the contract.”

Mr. Johnsrud continued, “We believe this is the most prudent decision and allows Nuverra to continue working with its customers, including XTO, as we structure water midstream agreements that reflect more current market conditions.”

Nuverra remains committed to its long-term water midstream growth strategy. “We have worked diligently during the past year to secure the necessary rights-of-way and to engage world-class engineering, procurement, safety, and construction partners for this particular project,” Mr. Johnsrud said. “On a broader level, we believe investments in water midstream development will bring valuable infrastructure resources, which will benefit our customers through reduced costs and increased reliability when market conditions improve.”

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company’s website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.

Forward-Looking Statements

The information contained herein includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include forecasts of growth, revenues, business activity, pricing, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding possible acquisitions, divestitures, financings, business growth and expansion opportunities, liquidity, availability of capital, ability to access capital markets, cost-management initiatives, expected outcome of litigation and other statements that are not historical facts. Actual results may differ materially from results expressed or implied by these forward-looking statements. All forward-looking statements involve risks and uncertainties, including, difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our indebtedness; and the competitive and regulatory environment. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.

Liz Merritt, VP-Investor Relations & Communications

480-878-7452

ir@nuverra.com